SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Power Efficiency Corporation
(Name of Registrant as Specified in its Charter)

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POWER EFFICIENCY CORPORATION
3960 HOWARD HUGHES PARKWAY, SUITE 460
LAS VEGAS NV 89169

[Month-Day], 2010

Dear Fellow Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Friday, May 21, 2010, 11:00 a.m., Pacific Daylight Time

WHERE:	Power Efficiency Corporation - Headquarters 3960 Howard Hughes Parkway, Suite 460 Las Vegas, NV 89169

ITEMS OF BUSINESS:
	•	Election of seven directors for terms expiring at the Company’s next annual stockholders’ meeting;

	•	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the Company’s 2010 fiscal year;

	•	To approve the amendment of the Company’s articles of incorporation to increase the total number of authorized shares of common stock from 140,000,000 shares to 350,000,000 shares; and

	•	Act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE:	April 9, 2010

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting, as well as a copy of our 2009 Annual Report on Form 10-K.

Sincerely,

 /s/ Steven Z. Strasser

Steven Z. Strasser
Chairman and Chief Executive Officer

POWER EFFICIENCY CORPORATION
3960 HOWARD HUGHES PARKWAY, SUITE 460
LAS VEGAS NV 89169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, MAY 21, 2010

To our Stockholders:

Notice is hereby given that the 2010 Annual Meeting (the “Annual Meeting”) of stockholders of Power Efficiency Corporation (the “Company”), a Delaware corporation, will be held at our principal office at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169, on Friday, May 21, 2010 at 11:00 a.m. Pacific Daylight Time, for the following purposes:

•	To elect seven directors for terms expiring at the Company’s next annual stockholders’ meeting;

•	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

•	To approve the amendment of the Company’s articles of incorporation to increase the total number of authorized shares of common stock from 140,000,000 shares to 350,000,000 shares; and

•	To act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 9, 2010, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2010.

THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 2009 ARE AVAILABLE AT www.powerefficiency.com/2010annualmeeting.php.

By Order of the Board of Directors

/s/ BJ Lackland
John (BJ) Lackland, Chief Financial Officer and Secretary

POWER EFFICIENCY CORPORATION

i

POWER EFFICIENCY CORPORATION PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about [Month-Day], 2010, in connection with the solicitation of proxies by the Power Efficiency Corporation Board of Directors to be used at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (Pacific Time) on Friday, May 21, 2010 at our principal office at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

Proposal 1: The election of seven directors for terms expiring at the next Annual Meeting;

Proposal 2: To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010; and

Proposal 3: To approve the amendment of the Company’s articles of incorporation to increase the total number of authorized shares of common stock from 140,000,000 shares to 350,000,000 shares.

We are not aware of any other matters that will be voted on. If a matter does properly come before the Annual Meeting, the persons named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What is the board’s voting recommendation?

Our board of directors recommends a vote:

FOR each of the seven nominated directors;

FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

FOR the approval of the increase in the Company’s authorized shares of common stock.

What is the vote required for each proposal?

Proposal 1: The election of the seven nominated directors requires the affirmative vote of the plurality of votes cast by the holders of our common stock present, or represented, at the Annual Meeting;

Proposal 2: The ratification of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010, requires a majority of our common stock present or represented at the Annual Meeting; and

Proposal 3: The approval of the increase in the Company’s authorized shares of common stock requires a majority of our common stock present, or represented, at the Annual Meeting.

Who may vote at the Annual Meeting?

The record holders of our common stock and preferred stock on the close of business as of April 9, 2010 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting or any adjournments thereof.  Each outstanding share of our common stock is entitled to one vote upon each matter presented and each share of our Series B Preferred Stock is entitled to 100 votes upon each matter presented and each share of our Series C-1 Preferred Stock is entitled to 133 votes upon each matter presented.  As of the Record Date, there were 45,077,984 shares of the Company’s common stock issued and outstanding held by 168 holders of record, 140,000 shares of the Company’s Series B Preferred Stock issued and outstanding held by 35 holders of record, and 34,625 shares of the Company’s Series C-1 Preferred Stock issued and outstanding held by 13 holders of record.  A list of stockholders of record entitled to vote will be available for inspection by any record stockholder at our corporate headquarters at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, Nevada 89169 prior to or at our Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, Co. (“Continental”), you are considered the shareholder of record with respect to those shares, and this Notice was sent directly to you by Continental and you received a proxy card along with this notice.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. This Notice was sent to you by your brokerage firm, bank, broker-dealer, or other similar organization and you received the vote instruction form of that brokerage firm, bank, broker-dealer, or other similar organization.

What constitutes a quorum?

In order to conduct our Annual Meeting, a majority of the voting power of the issued and outstanding shares of common stock and preferred stock of the Company (voting together as a single class) must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

How do I vote?

There are three ways to vote:

• By completing and mailing the enclosed proxy card (applicable only to stockholders of record);

• By following the instructions on the vote instruction form (applicable only to beneficial holders); or

• By attending our Annual Meeting in person and submitting a written ballot..

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the proposal to ratify BDO Seidman, LLP as the Company’s independent auditor even if the broker does not receive voting instructions from you.

If your shares are held in the name of a broker, bank or other holder of record, you are not entitled to attend our Annual Meeting or vote in person at our Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares.

What does it mean if I get more than one proxy?

It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

• Returning a later-dated proxy card;

• Voting in person at our Annual Meeting; or

• Notifying our Secretary by written revocation letter.

Our Secretary is John (“BJ”) Lackland. Any revocation should be filed with him at our corporate headquarters at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, Nevada 89169.

Attendance at our Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as our board recommends.

Who conducts the proxy solicitation?

Our board of directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our board of directors will appoint one or more persons to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the Annual Meeting. The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?

No. Our stockholders do not have appraisal rights in connection with any matter to be acted upon.

Who can help answer my questions?

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Secretary, John (“BJ”) Lackland, at (702) 697-0377.  A copy of this proxy statement and our annual report for the year ending December 31, 2009 may be obtained online at www.powerefficiency.com/2010annualmeeting.  Our public filings can also be accessed at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the next Annual Meeting. Our board of directors has proposed the election of the following individuals for a one-year term expiring at the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified: Mr. Steven Strasser, Mr. John (“BJ”) Lackland, Mr. George Boyadjieff, Dr. Douglas M. Dunn, Mr. Richard Morgan, Mr. Gary Rado, and Mr. Kenneth Dickey.  Directors will be elected by the plurality of votes cast by the holders of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

NOMINEES FOR ELECTION OF DIRECTORS

The following information is furnished with respect to each nominee. There are no family relationships between or among any of our directors or executive officers.

Name	Age	Director Since	Position
Steven Z. Strasser	61	2002	Chairman, Chief Executive Officer
John (BJ) Lackland	39	2002	Director, Chief Financial Officer, and Secretary
George Boyadjieff	71	2006	Director, Senior Technical Advisor
Douglas M. Dunn	67	2006	Director
Richard Morgan	64	2007	Director
Gary Rado	70	2005	Director
Kenneth Dickey	68	2009	Director

Steven Strasser – Chairman and Chief Executive Officer. Prior to becoming the Company’s CEO in October 2004, Mr. Strasser was the Managing Director, founder and majority owner of Summit Energy Ventures LLC, currently the largest stockholder in Power Efficiency Corporation. Summit is a private equity firm focused on investments in companies with energy efficiency technologies. At Summit, Mr. Strasser spent four years, from 2001 through 2005, evaluating and investing in energy technology companies and serving on the boards of portfolio companies. Mr. Strasser has been a director since August 2002.

From 1984 through 2000, Mr. Strasser was the founder and CEO of Northwest Power Enterprises. Over its seventeen-year history, Northwest Power Enterprises and its predecessor companies were involved in multiple aspects of the energy development business.  Mr. Strasser received law degrees from McGill University, Montreal, Canada and the University of Washington, Seattle, Washington.

John (BJ) Lackland – Director, Chief Financial Officer, and Secretary. Mr. Lackland became the Company’s CFO in October 2004. Mr. Lackland has been the Vice President and Director Summit Energy Ventures since 2001, a private equity firm that is the largest stockholder in Power Efficiency Corporation. Summit focuses on investments in companies with energy efficiency technologies. At Summit, Mr. Lackland evaluated and invested in energy technology companies and served on the boards of portfolio companies. Prior to joining Summit, Mr. Lackland was the Director of Strategic Relations at Encompass Globalization, where he was in charge of strategic alliances and mergers and acquisitions. Prior to Encompass, he was the Director of Strategic Planning and Corporate Development at an Internet business development consulting company, where he was in charge of strategic planning and investor relations. Mr. Lackland has been an independent consultant to Fortune 1,000 companies and startups. Mr. Lackland also worked at The National Bureau of Asian Research, an internationally acclaimed research company focusing on U.S. policy toward Asia, where he led economic and political research projects for Microsoft, Dell, Compaq and U.S. government agencies. Mr. Lackland has been a director since August 2002.

Mr. Lackland earned an M.B.A. from the University of Washington Business School, an M.A. in International Studies (Asian Studies) from the University of Washington’s Jackson School of International Studies, and a B.A. in Politics, Philosophy and Economics from Claremont McKenna College.

George Boyadjieff — Director and Senior Technical Advisor. Mr. Boyadjieff has been a director of the Company since May 2006, and Senior Technical Advisor of the Company since April 2005. Mr. Boyadjieff is the retired CEO of the former Varco International, a New York Stock Exchange traded oil service company with over $1.3 billion in annual revenues at the time of Mr. Boyadjieff’s retirement. Varco has recently merged with National Oil Well to become National Oil Well Varco (NOV). Mr. Boyadjieff joined Varco in 1969 as Chief Engineer and was appointed CEO in 1991. Currently Mr. Boyadjieff is a director of Southwall Technologies, a Silicon Valley hi-tech firm. Mr. Boyadjieff joined Southwall in December 2004.

Mr. Boyadjieff holds over 50 US patents related to oil and gas well drilling equipment. Mr. Boyadjieff holds BS and MS degrees in Mechanical Engineering from the University of California at Berkeley and is a graduate of the University of California at Irvine executive program.

Dr. Douglas Dunn — Dr. Dunn has had an extensive career in research, business and academic leadership. Dr. Dunn served as dean of Carnegie Mellon University's Graduate School of Industrial Administration (now the Tepper School of Business) from July 1996 through June 2002, after which he retired. He began his career at AT&T Bell Laboratories, and his corporate experienced culminated in senior positions as a corporate officer leading Federal Regulatory Matters, Regional Government Affairs, and Visual Communications and Multimedia Strategy for AT&T. Dr. Dunn is a board member of Universal Stainless & Alloy Products, Inc. (NasdaqNM: USAP). He holds a Ph.D. in business from the University of Michigan, an MS in industrial management and a BS in physics from the Georgia Institute of Technology.

Richard Morgan –  Mr. Morgan is currently Of Counsel to the law firm of Lionel, Sawyer & Collins, and is the Dean Emeritus and a former Professor of Law at the William S. Boyd School of Law at the University of Nevada, Las Vegas, a position he held from September 1, 1997 through June 30, 2007. Mr. Morgan is an experienced legal educator, having served as dean at both the Arizona State University College of Law and the University of Wyoming College of Law. Mr. Morgan earned his B.A. in Political Science at the University of California, Berkeley in 1967. In 1971 he received his J.D. from UCLA, where he was an editor of the UCLA Law Review. He practiced with the Los Angeles law firm of Nossaman, Krueger & Marsh in the corporate/securities areas from 1971 to 1980. He was a professor at the Arizona State University College of Law from 1980 to 1987 and served as associate dean from 1983 to 1987. He was dean at the University of Wyoming College of Law from 1987 to 1990 and returned to the Arizona State University College of Law in 1990, where he served as dean and professor of law until 1997.

Gary Rado – Mr. Rado retired in 2002 after being the President of Casio Inc. USA for 3 years. He joined Casio in 1996 as an EVP to spearhead the move into the digital camera business.  Before joining Casio, Mr. Rado was with Texas Instruments Inc. for 21 years.   He was the Division Manager of the Consumer Products Division Worldwide and ran the division for 7 years, including two years while based in Europe. This division was responsible for home computer, calculator, and educational products.  Mr. Rado earned a Bachelors of Science in Business Administration from Concord College in 1963.

Kenneth Dickey– Mr. Dickey is the co-founder of The Institute of Strategic Mapping, and has spent his extensive career learning how superior results can be achieved from very average businesses and how to translate this winning process into an understandable, reusable format.  Mr. Dickey has been retired since February 2002.  From October 1999 to February 2002, Mr. Dickey was Vice President Sales-Marketing for Safetronics, where he developed sales and marketing strategies, completed Safetronic’s acquisition of Fincor Electric, a manufacturer of variable frequency drives, and ran that business unit.  Prior to this, Mr. Dickey was the President/CEO of Cleveland Motion Control, Dynact Inc., and Motion Science, Inc., from February 1997 to October 1999.  Prior to this, Mr. Dickey served as Senior Vice-President Sales for Reliance Electric/Rockwell Automation from 1994 thru 1996. His responsibilities included Sales/Marketing with 76 sales offices (located in the Americas), which generated more than $900 million in revenue. He also spent 9 years as the Operating General Manager of the Industrial Motor Division at Reliance Electric from 1986 to 1994.  Mr. Dickey earned his Bachelor of Science degree in Finance from the University of Akron and an Executive MBA from Case-Western Reserve University.

None of our directors has been, during the past ten years:

(i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

(ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated

(v) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reverse, suspended, or vacated;

(vii) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(viii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our Company is led by Steven Strasser, who has served as Chairman of our Board of Directors and Chief Executive Officer since 2004. We believe that having Mr. Strasser act in both these roles is most appropriate for the Company at this time because it provides the Company with consistent and efficient leadership, both with respect to the Company’s operations and the leadership of the Board. In particular, having Mr. Strasser act in both these roles increases the timeliness and effectiveness of the Board’s deliberations, increases the Board’s visibility into the day-to-day operations of the Company, and ensures the consistent implementation of the Company’s strategies.

We also believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including a majority of our Board of Directors being comprised of independent directors, and our audit committee being comprised solely of independent directors.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board and its audit and compensation committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession, compensation, compliance, and other risks. The audit committee is tasked with oversight of financial and reporting and compliance risks, the compensation committee is tasked with oversight of compensation risks, while the Board as a whole oversees all other risks.

DIRECTOR INDEPENDENCE

Although our securities are not currently quoted on the NASDAQ Stock Market, for purposes of assessing director independence, the Board of Directors uses the definition of “independence” under NASDAQ Rule 4200(a)(15). Our Board has reviewed all relationships between the Company and members of the Board and affirmatively has determined that all directors are independent except Messrs. Strasser and Lackland, who are employed by the Company as Chief Executive Officer and Chief Financial Officer, respectively. In addition, each of the members of the audit committee meets the heightened criteria for independence applicable to members of audit committees under NASDAQ corporate governance standards.

Board of Directors and Committees of the Board

Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner. Our Board of Directors has two standing committees, an audit committee and a compensation committee.

Our Board of Directors met 8 times in 2009. The Board of Directors has two standing committees – the audit committee and the compensation committee.  Each director nominee attended at least 75% of the meetings of the Board and committees on which he served.

We do not have a policy that requires directors to attend our annual meeting of stockholders. All but one of the directors attended the 2009 Annual Meeting of Stockholders.

Audit Committee

Our Audit Committee acts pursuant to our Audit Committee charter, last amended July, 2006. A copy of our audit committee charter is available at http://powerefficiency.com/pdf/PECAuditCommitteeCharter.pdf.

Douglas Dunn, Richard Morgan and Gary Rado currently serve on our audit committee.  Messrs. Dunn, Morgan and Rado are each independent directors as required by Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A(3)(b)(1) of the Securities Exchange Act of 1934 and NASDAQ Corporate Governance Rules.  Raymond Skiptunis served as the Chairman of our audit committee from January 1 through April 20, 2009.  Dr. Dunn, the current Chairman of our audit committee, qualifies as a financial expert.  Our audit committee, among other things:

•	selects the independent auditors, considering independence and effectiveness;

•
receives the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence;

•	discusses the scope and results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results;

•	discusses with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees);

•	considers the adequacy of our internal accounting controls and audit procedures;

•	reviews and approves all audit and non-audit services to be performed by the independent auditors; and

•	administers the whistleblower policy.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors and for overseeing their work.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the board of directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Committee operates pursuant to a charter that is available on the Investor Relations section of our website.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation, and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. The Company’s independent auditors are responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, the Audit Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

AUDIT COMMITTEE
Douglas Dunn
Richard Morgan
Gary Rado

Compensation Committee

Kenneth Dickey, Gary Rado and George Boyadjieff currently serve on our compensation committee.  Messrs. Dickey, Rado and Boyadjieff are independent directors as required by SEC Rules and as defined in Section 121(A) of the American Stock Exchange Constitution and Rules.  Mr. Dickey serves as the Chairman of our compensation committee.  Our compensation committee, among other things:

•           recommends to the board of directors the compensation level of the executive officers;

•           reviews and makes recommendations to our board of directors with respect to our equity incentive plans;

•           establishes and reviews general policies relating to compensation and benefits of our employees.

Nominations of Directors

The Board does not have a standing nominating committee. When necessary, the Board as a whole performs functions equivalent to that of a nominating committee. In that capacity, the Board has no charter. For this reason the Board, (1) has no policy with regard to the nomination of candidates recommended by security holders; (2) has developed no specific minimum qualifications that it believes must be met by a Board-recommended nominee for a position on the Board; (3) has developed no specific qualities or skills that it believes are necessary for a member of the Board to possess; (4) has no specific process for identifying and evaluating nominees for director and (5) does not have a policy with regard to the consideration of diversity in identifying director nominees.

The Board of Directors believe the attributes, leadership skills and other experiences of its board members described in the table below, provide the Company with a diverse range of perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Steven Strasser
•	Business leadership and operational experience as our Chief Executive Officer and Chairman since 2004.
•	Over 25 years of experience focused on energy efficient technologies.

John (BJ) Lackland
•	Business leadership and operational experience as our Chief Financial Officer, Secretary and a director since 2004.
•	Over 10 years of public company experience, ranging from Fortune 1000 companies to start-ups.

George Boyadjieff
•
Business leadership, operational experience, and experience developing technology as our Senior Technical Advisor since 2005, a director since 2006, and former CEO of Varco, now known as National Oil Well Varco.

•	Engineering experience at National Oil Well Varco and holds over 50 patents issued by the US Patent and Trademark Office.

Douglas Dunn
•	Business and academic leadership as dean of Carnegie Mellon University's Graduate School of Industrial Administration (now the Tepper School of Business) from July 1996 through June 2002
•	Outside board experience as a director of Universal Stainless & Alloy Products, Inc. (NASDAP: USAP)

Richard Morgan
•	Practical and academic legal experience as Of Counsel at Lionel, Sawyer & Collins, and dean emeritus and former professor of law at the William S. Boyd School of Law at UNLV.

•	Over 35 years of experience in law and academics, including 9 years of experience in corporate and securities law.
•	Business leadership and operational experience as Executive Vice President, and later, President of Casio, and Division Manager of Texas Instruments.

Kenneth Dickey
•	Leadership experience as co-founder of The Institute of Strategic Mapping, and brings a diverse background of understanding how businesses can achieve superior results.

Stockholder Recommendations of Nominees

Stockholders desiring to suggest a candidate for consideration should send a letter to John (BJ) Lackland, the Company's Secretary, no later than January 3, 2011, and include: (a) a statement that the writer is a stockholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the board, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders. Please note that no such stockholder nominations have been received by us for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made.

COMPENSATION OF DIRECTORS

In January 2009, non-employee directors received options to purchase 100,000 shares of common stock per year for their board service, pro-rated for the quarters in the year they served.  Employee directors do not receive compensation for serving on the board of directors.  The Chairman of the Audit Committee received an additional 50,000 options per year, pro-rated for the quarters in the year he served, and $1,000 per month for the months in the year he served.  This cash payment ended when Mr. Skiptunis resigned as Chairman.  The remaining members of the audit committee receive an additional 25,000 options, prorated for the quarters in the year they served.  Depending on the anticipated workload and organization, the Board may elect to increase the compensation for committee members and/or all non-executive board members.

The following table summarizes compensation paid to non-employee directors during 2009. We did not pay any cash compensation to our non-employee directors in 2009.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)***	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Raymond J. Skiptunis*	$4,000	-	$8,250	-	-	-	$12,250
George Boyadjieff	-	-	$11,000	-	-	-	$11,000
Douglas M. Dunn	-	-	$13,750	-	-	-	$13,750
Richard Morgan	-	-	$11,000	-	-	-	$11,000
Gary Rado	-	-	$13,750	-	-	-	$13,750
Greg Curhan**	-	-	$11,000	-	-	-	$11,000
Kenneth Dickey	-	-	$17,250	-	-	-	$17,250
*	Mr. Skiptunis resigned from the Board of Directors on April 20, 2009.
**	Mr. Curhan resigned from the Board of Directors on March 29, 2010.
***	Aggregate fair value as of date of grant.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

CODE OF ETHICS

The Company adopted a code of conduct on August 8, 2008.  In early 2006, the Company developed and implemented an official Employee Manual that requires ethical behavior from its employees, and defines the consequences of unethical behavior by its employees.  The Company’s Code of Conduct is available on the Company’s website at: http://www.powerefficiency.com/httpdocs/pdf/Code%20of%20Conduct%2011-29-07.pdf.

PROCESS FOR STOCKHOLDERS TO SEND COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Stockholders may communicate with any and all members of our board of directors by transmitting correspondence via mail or facsimile addressed to one or more directors by name (or to the chairman of the board, for a communication addressed to the entire board) at the following address:

Name of the Director(s)
c/o John (BJ) Lackland, Corporate Secretary
Power Efficiency Corporation
3960 Howard Hughes Parkway, Suite 460
Las Vegas, NV 89169

Communications from our stockholders to one or more directors will be collected and organized by our corporate secretary under procedures approved by our independent directors. The corporate secretary will forward all communications to the chairman of the board of directors or to the identified director(s) as soon as practicable; provided however, that communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the corporate secretary may, in his sole discretion, forward only representative correspondence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” all the director nominees.

   PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BDO Seidman, LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2010.  BDO Seidman, LLP audited our financial statements for the fiscal year ended December 31, 2009, and Sobel & Co., LLC (“Sobel”) audited our financial statements for the fiscal year ended December 31, 2008.  Although stockholder approval of the selection of BDO Seidman, LLP is not required by law, our board of directors believes it is advisable to give stockholders the opportunity to ratify this selection.  We expect representatives of BDO Seidman, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.  In the event of a negative vote on this proposal by the stockholders, the Audit Committee may consider whether it is appropriate, either for this fiscal year or in the future, to consider the selection of other independent registered public accounting firms.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On April 23, 2009, we dismissed Sobel & Co., LLC as our independent registered public accounting firm.  Our audit committee approved the termination of Sobel.

Sobel’s audit report dated March 30, 2009 (which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008) on our consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except the audit report contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, and the Company has experienced a deficiency of cash from operations.  These matters raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 3.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.”

During our two most recent fiscal years and the subsequent interim period through April 23, 2009, there were no disagreements with Sobel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Sobel’s satisfaction, would have caused Sobel to make reference to the subject matter of the disagreement in connection with its report. There were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during our two most recent fiscal years and the subsequent interim period through April 23, 2009.

We provided Sobel with a copy of the foregoing disclosures and requested Sobel to furnish us a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  Such letter states Sobel’s agreement with the foregoing statements.

Engagement of BDO Seidman, LLP

Following the dismissal of Sobel, on April 27, 2009, our audit committee approved the engagement of BDO Seidman, LLP as our independent registered public accounting firm. We have not consulted with BDO Seidman, LLP during our two most recent fiscal years or during the subsequent interim period through April 27, 2009 regarding the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the fees paid or accrued by us for the audit and other services provided by BDO Seidman, LLP  and Sobel & Co, LLC for fiscal year 2009 and fees paid to Sobel & Co., LLC for the fiscal year 2008.

	2009	2008
Audit fees	$81,564	$68,125
Audit-related fees	0	0
Tax fees	5,750	3,250
All other fees	0	0

Total	$87,314	$71,375

During fiscal year 2009 and 2008, the Audit Committee pre-approved all engagements and fees for services the principal registered accountant provided.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm, and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3 — INCREASE IN THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

We currently have 140,000,000 authorized common shares and 10,000,000 authorized preferred shares. As of April 9, 2010, we had 45,077,984 common shares issued and outstanding, 140,000 shares of Series B Preferred Stock outstanding, and 34,625 shares of Series C-1 Preferred Stock outstanding.  Each share of the Series B Preferred Stock is convertible into 100 shares of common stock, subject to adjustment under certain circumstances.  Each share of the Series C-1 Preferred Stock is convertible into 133 shares of common stock during the period beginning on the date of its issuance and the one-year anniversary of its issuance, and thereafter, is convertible into 100 shares of common stock, subject to adjustment under certain circumstances.

On a fully diluted basis, we have 111,339,616 shares issued and issuable upon the conversion of our Preferred Stock and exercise of options and warrants outstanding. We are requesting stockholder approval to grant the Board of Directors the authority to effect an increase in the Company’s authorized common stock to 350,000,000 shares.

The Board of Directors has unanimously adopted an amendment to the Certificate of Incorporation to effect the Increase in Authorized and declared that it is advisable for the stockholders to approve such amendment.

Principal Effects Of The Increase in Authorized Shares

The increase in authorized shares was determined by the Company’s Board of Directors, in its sole discretion.

Company stockholders will not realize any dilution in their voting rights as a result of the Increase in Authorized but will experience dilution to the extent additional shares would be issued.

Issuance of significant numbers of additional shares of the Company’s common stock in the future (i) will dilute stockholders’ percentage ownership and (ii) if such shares are issued at prices below what current stockholders’ paid for their shares, may dilute the value of current stockholders’ shares.

The shares of authorized, but unissued, common stock will be available from time to time for corporate purposes, including raising additional capital, acquisitions of companies or assets, for strategic transactions, and sales of common stock or securities convertible into common stock. The additional authorized shares could be used by the Company for business and financial purposes as determined by the Board from time to time to be necessary or desirable. As stated in the Company’s annual report year ended December 31, 2009, the Company anticipates a substantial need for cash to fund its working capital requirements.  It is the opinion of management that approximately $2.5 - 3 million will be required to cover operating expenses, including, but not limited to, marketing, sales, research and operations during the next twelve months.  An increase in the authorized shares of common stock would give the Company greater flexibility to conduct equity fund-raising activities.

The Company believes the availability of the additional shares will provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. In particular, the availability of additional shares of common stock would allow the Company to raise additional capital via one or more equity offerings.  If the Company issues additional shares, the ownership interests of holders of the Company’s common stock may be diluted.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of the common stock. Holders of common stock have no preemptive rights.

Shares of authorized and unissued common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of the Company could occur. Issuance of additional common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company’s Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

Provisions in our certificate of incorporation, our amended and restated bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. Such provisions could discourage potential takeover attempts and could adversely affect the market price of our common stock. Specifically, the Company is authorized to issue blank check preferred stock to thwart a takeover attempt and currently neither our certificate of incorporation nor our amended and restated bylaws allows cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of stock to elect some directors.

Procedure For Effecting The Increase in Authorized Shares

The Company will file the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the increase in authorized shares. The form of certificate of amendment to the Certificate of Incorporation is attached as Exhibit A to this Proxy Statement.

Vote Required

The approval of the Increase in Authorized requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the Stockholders vote “FOR” Proposal 3 to approve the increase in authorized common shares and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

ADDITIONAL INFORMATION

BENEFICIAL OWNERSHIP

The following table sets forth information as to our shares of common stock beneficially owned as of March 31, 2010 by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group.

				Percent of
Title of Class	Name of Beneficial Owner(1)	Shares Owned		Shares Owned(10)
Common Stock	Steven Strasser, CEO, Chairman of the Board	23,974,575	(2)	40.58%
Common Stock	John (BJ) Lackland, CFO, Director	2,886,026	(3)	6.04%
Common Stock	Gary Rado, Director	867,303	(4)	1.89%
Common Stock	George Boyadjieff, Director	3,072,105	(5)	6.53%
Common Stock	Douglas Dunn, Director	643,026	(6)	1.41%
Common Stock	Richard Morgan, Director	325,000	(7)	Less than 1%
Common Stock	Greg Curhan, Director	125,000	(8)	Less than 1%
Common Stock	Kenneth Dickey, Director	471,074	(9)	1.03%
Common Stock	Summit Energy Ventures, LLC	8,803,901	(2)	18.80%
Common Stock	Sarkowsky Family L.P.	8,018,455		16.39%
Common Stock	Ron Boyer	9,851,558		18.85%
Common Stock	Michael J. Goldfarb Enterprises	2,513,685		5.40%
Common Stock	Byron LeBow Family Trust	3,758,620		7.90%
Common Stock	Marathon Hard Asset Fund L.P.	4,289,370		9.05%
Common Stock	Irwin Helford Family Trust	3,341,424		7.10%
Common Stock	All Executive Officers and Directors as a Group (8 persons)	32,364,109		48.99%

(1)
Information in this table regarding directors and executive officers is based on information provided by them.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares.  The address for each of the persons reported in the table other than Commerce Energy Group is in care of Power Efficiency Corporation at 3960 Howard Hughes Pkwy, Ste 460, Las Vegas, Nevada 89169.

(2)
Includes 9,968,910 common shares and common shares subject to options and warrants exercisable within 60 days of the date hereof held by Summit, in which Steven Strasser is one of two members, 2,010,000 common shares subject to the conversion of 20,100 shares of Series B Preferred Stock, 1,083,334 common shares subject to the conversion of 8,125 shares of Series C-1 Preferred Stock, and 10,912,331 common shares subject to options and warrants which are presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Strasser was also granted an additional 150,000 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Strasser’s options and warrants expire on various dates from May, 2010 through November, 2015.

(3)
Includes 188,526 common shares, 100,000 common shares subject to the conversion of 1,000 shares of Series B Preferred Stock, and 2,597,500 common shares and common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Lackland was also granted an additional 90,000 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Lackland’s options and warrants expire on various dates from May, 2010 through November, 2015.

(4)
Includes 61,053 common shares, 200,000 common shares subject to the conversion of 2,000 shares of Series B Preferred Stock, and 606,250 common shares subject to options presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Rado was also granted an additional 93,750 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Rado’s options expire on various dates from September, 2015 through February, 2020.

(5)
Includes 1,122,105 common shares, 400,000 common shares subject to the conversion of 4,000 shares of Series B Preferred Stock, and 1,550,000 common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Boyadjieff was also granted an additional 75,000 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Boyadjieff’s options and warrants expire on various dates from April, 2010 through February, 2020.

(6)
Includes 30,526 common shares, 100,000 common shares subject to the conversion of 1,000 shares of Series B Preferred Stock, and 512,500 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Dr. Dunn was also granted an additional 112,500 shares of common stock subject to options which will become exercisable after 60 days of the date hereof.  Dr. Dunn’s options expire on various dates from May 2016 through February, 2020.

(7)
Includes 325,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Morgan was also granted an additional 75,000 common shares subject to options exercisable after 60 days of the date hereof.  Mr. Morgan’s options expire on various dates from January, 2017 through February, 2020.

(8)
Includes 125,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Curhan was also granted an additional 75,000 common shares subject to options exercisable after 60 days of the date hereof.  Mr. Curhan’s options expire on various dates from March, 2019 through February, 2020.

(9)
Includes 4,407 common shares, 166,667 common shares subject to the conversion of 1,250 shares of Series C-1 Preferred Stock, 300,000 common shares subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Dickey was also granted an additional 75,000 common shares subject to options exercisable after 60 days of the date hereof.  Mr. Dickey’s options expire on various dates from February, 2012 through February, 2020.

(10)	The percentage for common stock includes all common shares subject to options and warrants exercisable within 60 days of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Steven Strasser and Summit

Mr. Strasser, our CEO, owns 99.5% of Summit.  As of March 31, 2009, Summit owned 6,803,901 shares of our common stock and 2,000,000 warrants to purchase common stock.  In addition, Mr. Strasser owns beneficially 23,974,575 shares of common stock (including those shares beneficially owned by Summit) issued or issuable on the exercise of options and warrants, the conversion of Series B Preferred Stock and the conversion of Series C-1 Preferred Stock,  exercisable within 60 days of March 31, 2009.

On March 30, 2010, the Company issued unsecured notes payable to Steven Strasser, the Company’s CEO, totaling $125,000. The notes bear interest at 5%, payable upon maturity. The notes mature two months after issuance.

On February 24, 2010, Mr. Strasser purchased 1,875 shares of Series C-1 Preferred Stock and 93,750 warrants to purchase the Company’s common stock for $75,000 in cash.

On December 11, 2009, Mr. Strasser exchanged 6,250 shares of Series C Preferred Stock into 6,250 shares of Series C-1 Preferred Stock and 312,500 warrants to purchase the Company’s common stock.

On September 29, 2009, Mr. Strasser purchased 350,000 shares of common stock, 2,500 shares of Series B Preferred Stock, and 203,062 warrants to purchase the Company’s common stock for $90,000 in cash from another shareholder in a private transaction.

On August 12, 2009, Mr. Strasser purchased 6,250 shares of Series C Preferred Stock and 312,500 warrants to purchase the Company’s common stock for $250,000 in cash.

On January 21, 2008, Mr. Strasser purchased 1,600 units, resulting in the issuance of 1,600 shares of Series B Preferred Stock and 80,000 warrants to purchase the Company’s common stock, for $80,000 in cash.

Relationship with John (BJ) Lackland

Mr. Lackland, our CFO, owns 0.5% of Summit.  Mr. Lackland owns beneficially 2,886,026 shares of common stock, issued or issuable on the exercise of options and warrants, and the conversion of Series B Preferred Stock, exercisable within 60 days of December 31, 2009.

On September 29, 2009, Mr. Lackland purchased 1,000 shares of Series B Preferred Stock and 50,000 warrants to purchase the Company’s common stock for $15,000 in cash from another shareholder in a private transaction.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all directors and officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and officers consistent with indemnification to the fullest extent permitted under the DGCL.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

Insofar as indemnification for liabilities arising under the Securities Act, our directors and officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and directors of the Company and all persons who beneficially own more than ten percent of the Company's common stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers with a copy sent to the Company.  To our knowledge, all executive officers, directors and all persons who beneficially own more than ten percent of the Company’s common stock have timely made these filings.

Executive Compensation

The following table summarizes compensation information for the last two fiscal years for (i) Mr. Steven  Strasser, our Principal Executive Officer and (ii) John (BJ) Lackland, our Principal Financial Officer, who were serving as executive officers at the end of the fiscal year and who we refer to collectively, the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Z. Strasser(1)	2009	$304,730	-	-	-	-	-	-	$304,730
Chairman and Chief	2008	$311,208	-	-	-	-	-	-	$311,208
Executive Officer

John (BJ) Lackland (2)	2009	$177,037	-	-	-	-	-	-	$177,037
Director and Chief	2008	$198,042	-	-	-	-	-	-	$198,042
Financial Officer			-	-	-	-	-	-	-

Narrative Disclosure to Summary Compensation Table

During 2004, we hired the following officers: Steven Strasser, Chief Executive Officer, and John (BJ) Lackland, Chief Financial Officer. Effective June 1, 2005, the Company entered into employment agreements with the above officers.  These two individuals comprise our current executive officers.   In the event of a defined change in control of the Company, each agreement will provide for accelerated vesting of stock options and a cash severance payment equal to 2.99 times the executive's then current salary and previous year's bonus.  The term of each agreement is five years and expires on May 31, 2010. We are currently negotiating with Mr. Strasser and Mr. Lackland on terms of a new employment contract.

The following table sets forth the material financial terms of the agreements for each of our executives as of December 31, 2009:

Name	Salary (1)		Bonus(4)	Common Stock Options(5)
Steven Strasser	$275,000	(2)		3,000,000
BJ Lackland	$175,000	(3)		1,800,000

(1)	To be increased annually by at least 5% of current year’s base salary.
(2)
First year's salary to be paid $60,000 in cash and options to purchase 1,612,500 shares of Common Stock at an exercise price equal to not less than market price at date of grant in lieu of remaining cash vesting quarterly over one year.

(3)
First year's salary to be paid $120,000 in cash and options to purchase 412,500 shares of Common Stock at an exercise price equal to market price at date of grant in lieu of remaining cash vesting quarterly over one year.

(4)	At the discretion of the disinterested members of the Board.
(5)	Vesting evenly and quarterly over five years.

Outstanding equity awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Steven Strasser	2,272,729	300,000	-	$0.22	5/31/2010	-	-	-	-
	2,039,771	-	-	$0.20	5/31/2015	-	-	-	-
	600,000	-	-	$0.65	11/28/2014	-	-	-	-

BJ Lackland	2,032,500	180,000	-	$0.20	5/31/2015	-	-	-	-
	375,000	-	-	$0.65	11/28/2014	-	-	-	-

Stock Option Plan Narrative Disclosure

As of December 31, 2009, we had an aggregate of 17,474,896 shares of Common Stock available for issuance under our stock plans. The following is a description of our plans.

2000 Stock Option and Restricted Stock Plan, or the 2000 Plan

The 2000 Plan was adopted by our board of directors and our stockholders in 2000.  On July 16, 2009, the 2000 Plan was amended and restated. As of December 31, 2009, no restricted shares of Common Stock have been issued, and 117,871 of the outstanding options to purchase shares of our Common Stock have been exercised pursuant to the 2000 Plan.  There are 17,474,896 options outstanding under the 2000 Plan as of December 31, 2009.

Share Reserve.  Under the 2000 Plan, we have initially reserved for issuance an aggregate of 25,000,000 shares.

Administration.  The 2000 Plan is administered by the board of directors. The stock option awards qualify as "performance-based-compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, with two or more outside directors within the meaning of Section 162(m) of the Code. The board of directors has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise.

Eligibility.  Awards under the 2000 Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

Options.  With respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant.  In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant.  The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards.  The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria.  The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant.  The administrator will determine the level of achievement of performance criteria.  Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

Adjustments upon Merger or Change in Control.  The 2000 Plan provides that in the event of a merger with or into another corporation or a "change in control," including the sale of all or substantially all of our assets, and certain other events, our board of directors (or a committee of the board of directors) may, in its discretion, provide for some or all of:

•	assumption or substitution of, or adjustment to, each outstanding award;
•	acceleration of the vesting of options and stock appreciation rights;
•	termination of any restrictions on stock awards or cash awards; or
•	cancellation of awards in exchange for a cash payment to the participant.

Amendment and Termination.  The board of directors has the authority to amend, alter or discontinue the 2000 Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

GENERAL INFORMATION

Our 2009 Annual Report on Form 10-K, containing audited financial statements, but without exhibits, accompanies this proxy statement. The 2008 Annual Report and this proxy statement may be downloaded via the internet at www.powerefficiency.com/2010annualmeeting. The Form 10-K, as filed with the SEC, including exhibits, is available through the website maintained by the Commission at www.sec.gov. Stockholders may also obtain a copy of our Form 10-K, without charge, upon written request to:

POWER EFFICIENCY CORPORATION
Attn: John (BJ) Lackland, Corporate Secretary
3960 Howard Hughes Parkway, Ste 460
Las Vegas, Nevada 89169

As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

A representative from BDO Seidman, LLP, our independent auditors for the current fiscal year, is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired. The representative is expected to be available to respond to questions.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING AND GENERAL COMMUNICATIONS

Any stockholder proposals intended to be presented at the Company’s 2011 Annual Meeting of Stockholders must be received by the Company at its office in Las Vegas, Nevada on or before January 3, 2011 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting.  The Company has received no stockholder nominations or proposals for the 2010 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o John (BJ) Lackland, Corporate Secretary, at the Company’s headquarters at 3960 Howard Hughes Parkway, Ste 460, Las Vegas, Nevada 89169.

METHOD OF COUNTING VOTES

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of directors and the ratification of the appointment of auditors are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or the ratification of independent auditors. As to Item 1, the Proxy confers authority to vote for all of the eight persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted “For” Items 1, and 2 unless “Against” or “Abstain” is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

John (BJ) Lackland
Chief Financial Officer and Secretary
[Month-Date], 2010

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
POWER EFFICIENCY CORPORATION

     Power Efficiency Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “State”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation (the “Board”), adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”):

RESOLVED, that the Certificate of Incorporation be amended to increase the authorized capital of the Corporation by changing Section 4.1 of the Fourth Article thereof so that, as amended, Section 4.1 shall be and read as follows:

4.1 Authorized Stock.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 360,000,000 shares, which are to be divided into two classes as follows:

350,000,000 shares of Common Stock, par value $.001 per share; and

10,000,000 shares of Preferred Stock, par value $.001 per share.

SECOND:  That thereafter, pursuant to resolution of its Board, stockholders of the Corporation representing the number of votes required to adopt the amendment consented to the adoption of the amendment in writing pursuant to Section 228 of the General Corporation Law of the State.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State.

     IN WITNESS WHEREOF, Power Efficiency Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed this ___ day of [Month], 2010.

By

John (“BJ”) Lackland, Secretary

.
[Form of Proxy Card from Continental]